                             Registration No.

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           TWIN DISC, INCORPORATED
              (Exact name of issuer as specified in its charter)


                   Wisconsin                  39-0667110
       (State of other jurisdiction of       (IRS Employer
        incorporation or organization)       Identification No.)


      1328 Racine Street, Racine, Wisconsin                53403
     (Address of Principal Executive Offices)           (Zip Code)


             2004 Stock Incentive Plan for Non-Employee Directors
                         (Full title of the plan)


          Fred H. Timm, 1328 Racine Street, Racine, Wisconsin  53403
                    (Name and address of agent for service)


                               (262) 638-4000
         (Telephone number, including area code, of agent for service)


                        Calculation of Registration Fee

		                Proposed	Proposed
Title of Class 			Maximum		Maximum
of Securities	  Amount	Offering	Aggregate	Amount of
to be             to be         Price Per       Offering        Registration
Registered	  Registered	Share		Price		Fee
----------        ----------    -----           -----           ---
Common Stock	  36,000	$_____ (1)	$_________ (1)	$________
(No par value)    Shares


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457, and based on the average of the high and low prices of the Common Stock as of October 13, 2004.


PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This registration statement pertains to 36,000 shares of the Common Stock, no par value, of Twin Disc, Incorporated (the "Company"), pursuant to the Company's 2004 Stock Incentive Plan for Non-Employee Directors (the "Plan"). Documents containing the information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the Plan by the Company as specified by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act") (17 C.F.R. 230.428(b)(1)). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Item 3 - Incorporation of Documents by Reference

The following documents and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters securities then remaining unsold, are hereby incorporated by reference from the date of filing of such documents:

1. The Company's Annual Report of Form 10-K for the year ended June 30, 2004.

2. The Auditor's Consent to incorporate the Company's financial reports contained in the Annual Report on Form 10-K for the year ended June 30,2004.

3. The Company's Form 8-K, filed October 15, 2004, announcing earnings for the quarter ended September 30, 2004.

4. The Company's Form 8-K, filed October 15, 2004, announcing the Company's decision to voluntarily delist from the New York Stock Exchange and to commence trading on the NASDAQ National Market.

5. The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A, filed October 15, 2004, and any amendments or reports filed for the purpose of updating such description.

6. The description of the Company's Preferred Stock Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, filed October 15, 2004, and any amendments or reports filed for the purpose of updating such description.

Item 4 - Description of Securities

Not Applicable.

Item 5 - Interests of Named Experts and Counsel

None.

Item 6 - Indemnification of Directors and Officers

Certain provisions of the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes ("WBCL"), provide that the Company will indemnify the directors and officers of the Company and each subsidiary company against liabilities and expenses incurred by such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the WBCL. The Company's Bylaws also provide that the Company will indemnify its directors and officers, and, at the Company's request, will indemnify any person serving as a director or officer with respect to serving or having served another business entity, to the extent permitted by the WBCL.

It is the public policy of the State of Wisconsin, expressed in Section
180.0859 of the WBCL, to require or permit indemnification and allowance of expenses for any liability incurred in connection with a proceeding involving federal or state statutory or administrative regulation of the offer, sale or purchase of securities, provided the applicable requirements for indemnification and allowance of expenses are satisfied.

The Company has purchased liability insurance policies that indemnify the Company's directors and officers against loss arising from claims by reason of their legal liability for acts of such directors or officers, subject to limitations and conditions as set forth in the policies.

Item 7 - Exemption From Registration Claimed

Not Applicable.

Item 8 - Exhibits

Exhibit   Description

4a)	Form of Rights Agreement dated as of April 17, 1998
by and between the Company and the Firstar Trust Company, as Rights Agent, with Form of Rights Certificate
(Incorporated by reference to Exhibits 1 and 2 of the Company's
Form 8-A dated May 4, 1998, SEC File No. 001-07635).

b) Announcement of Shareholder Rights Plan per news release dated April 17, 1998
      (Incorporated by reference to Exhibit 6(a), of the Company's Form 10-Q dated May 4, 1998, SEC File No. 001-07635).

*5a)	Opinion of von Briesen & Roper, s.c., regarding the validity
	of original issuance securities

*23	Consent of Independent Accountants

24	Power of Attorney (included as part of the signature page
        of this Registration Statement)

*99	2004 Stock Incentive Plan for Non-Employee Directors.

* Filed herewith

Item 9 - Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table above; and

   (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraph (a) and (b) shall not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities
    Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as any indemnification arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on October 15, 2004.

                              TWIN DISC, INCORPORATED

October 15, 2004              /s/ Michael E. Batten
                              -----------------------------
                              Michael E. Batten, Chairman,
                              Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby makes, constitutes and appoints Michael E. Batten and Christopher J. Eperjesy, and each of them singly, his true and lawful attorneys, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, and generally do all such things in our names and behalf as directors to enable Twin Disc, Incorporated to comply with the provisions of the Securities Act of 1933 and the Securities and Exchange Act of 1934 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments.



October 15, 2004             /s/ Michael E. Batten
                             ------------------------------
                             Michael E. Batten, Chairman,
                             Chief Executive Officer and Director

October 15, 2004              /s/ Michael H. Joyce
                             ------------------------------
                             Michael H. Joyce, President,
                             Chief Operating Officer and Director

October 15, 2004             /s/ Christopher J. Eperjesy
                             ------------------------------
                             Christopher J. Eperjesy, Vice President - Finance,
                             Treasurer and Chief Financial Officer

October 15, 2004             /s/ Fred H. Timm
                             ------------------------------
                             Fred H. Timm, Vice President - Administration
                             Secretary and Chief Accounting Officer

October 15, 2004             /s/ David L. Swift
                             ------------------------------
                             David L. Swift, Director


October 15, 2004             /s/ John A. Mellowes
                             ------------------------------
                             John A. Mellowes, Director


October 15, 2004             /s/ George E. Wardeberg
                             ------------------------------
                             George E. Wardeberg, Director


October 15, 2004             /s/ David R. Zimmer
                             ------------------------------
                             David R. Zimmer, Director


October 15, 2004             /s/ David B. Rayburn
                             ------------------------------
                             David B. Rayburn, Director


October 15, 2004             /s/ Harold M. Stratton II
                             ------------------------------
                             Harold M. Stratton II, Director

October 15, 2004             /s/ John H. Batten
                             ------------------------------
	                     John H. Batten, Director


                          EXHIBIT INDEX

Exhibit         Description                                            Page No.

4a)     Form of Rights Agreement dated as of April 17, 1998 		N/A
        by and between the Company and the Firstar Trust Company, as Rights Agent, with Form of Rights Certificate
        (Incorporated by reference to Exhibits 1 and 2 of the Company's Form 8-A dated May 4, 1998, SEC File No. 001-07635).

c)      Announcement of Shareholder Rights Plan per news 		N/A
	release dated April 17, 1998 (Incorporated by reference to Exhibit 6(a), of the Company's Form 10-Q dated May 4, 1998,
        SEC File No. 001-07635).

*5a)    Opinion of von Briesen & Roper, s.c., regarding the validity	____
        of original issuance securities

*23     Consent of Independent Accountants				____

24      Power of Attorney (included as part of the signature page 	____
        of this Registration Statement)

*99     2004 Stock Incentive Plan for Non-Employee Directors.		____

* Filed herewith